Exhibit 10.100

SERVICING AGREEMENT

between

COMENITY CAPITAL CREDIT COMPANY, LLC,

Transferor,

COMENITY CAPITAL BANK,

Servicer,

and

COMENITY CAPITAL ASSET SECURITIZATION TRUST,

Issuer,

Dated as of June 17, 2022

THIS SERVICING AGREEMENT, dated as of June 17, 2022 (this “Agreement”), by and among COMENITY CAPITAL CREDIT COMPANY, LLC, a Delaware limited liability company, as Transferor, COMENITY CAPITAL BANK, a Utah industrial bank, as Servicer, and COMENITY CAPITAL ASSET SECURITIZATION TRUST, a statutory trust organized under the laws of the State of Delaware, as Issuer.

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Noteholders and any Enhancement Provider to the extent provided herein, in the Indenture and in any Indenture Supplement:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. Capitalized terms used herein and not otherwise defined herein are defined in Annex A to the Master Indenture, dated as of the date hereof, between Comenity Capital Asset Securitization Trust and U.S. Bank Trust Company, National Association.

Section 1.2    Other Definitional Provisions. All terms defined directly or by reference in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) terms defined in Article 9 of the UCC as in effect in the State of New York and not otherwise defined in this Agreement are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any Person include that Person’s successors and assigns; (j) references to any agreement refer to that agreement as amended, supplemented or otherwise modified form time to time; and (k) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 2.1    Acceptance of Appointment and Other Matters Relating to Servicer.

(a)    CCB agrees to act as Servicer under this Agreement. The Noteholders by their acceptance of the Notes consent to CCB acting as Servicer.

(b)    Subject to the provisions of this Agreement, Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card and other credit receivables comparable to the Receivables. Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, subject to Sections 4.1 and 4.2, Servicer or its designee (rather than Indenture Trustee or Owner Trustee) is hereby authorized and empowered (i) to instruct Indenture Trustee to make withdrawals from the Collection Account and any Series Account, as set forth in this Agreement, the Indenture or any Indenture Supplement, (ii) to instruct Indenture Trustee to make withdrawals and payments from the Collection Account and any Series Accounts in accordance with such instructions as set forth in this Agreement, the Indenture or any Indenture Supplement, (iii) to instruct Indenture Trustee in writing as provided herein, (iv) to take any action required or permitted under any Enhancement, as set forth in this Agreement, the Indenture or any Indenture Supplement and (v) to execute and deliver, on behalf of Issuer for the benefit of the Noteholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables. Without limiting the generality of the foregoing and subject to Sections 4.1 and 4.2, Servicer or its designee is authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of Issuer as may be necessary or advisable to comply with any federal or state securities laws or reporting requirements. Indenture Trustee shall furnish Servicer with any powers of attorney or other documents necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder. Owner Trustee shall furnish Servicer with any powers of attorney and other documents necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.

(c)    Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by Servicer in connection with servicing other credit card receivables.

(d)    Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Account Agreements relating to the Accounts and the Account Guidelines except insofar as any failure to so comply or perform would not materially and adversely affect Issuer or the Noteholders.

(e)    Servicer shall be liable for the payment, without reimbursement, of all expenses incurred in connection with Issuer and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of Owner Trustee that are due and payable to it under Article VII of the Trust Agreement, Indenture Trustee, the Administrator, any Paying Agent and any Transfer Agent and Registrar (including the reasonable fees and expenses of its counsel), fees and disbursements of independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements and the costs and expenses relating to obtaining and maintaining the listing of any Notes on any stock exchange, that are not expressly stated in this Agreement to be payable by Issuer, the Noteholders of a Series or Transferor (other than federal, state, local and foreign income, franchise and other taxes, if any, or any interest or penalties with respect thereto, assessed on Issuer).

(f)    Servicer shall maintain fidelity bond or other appropriate insurance coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as Servicer believes to be reasonable from time to time.

Section 2.2    Servicing Compensation. Subject to Section 4.3(c) hereof, as full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) with respect to each Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Series Servicing Fee Percentages with respect to each outstanding Series (based upon the Series Servicing Fee Percentage for each Series and the Collateral Amount (or such other amount as specified in the related Indenture Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the amount of Principal Receivables on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to each Series with respect to any Monthly Period (the “Noteholder Servicing Fee”) will be determined in accordance with the relevant Indenture Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to a particular Series, or otherwise allocated in any Indenture Supplement, shall be paid from Finance Charge Collections allocable to Transferor on the related Distribution Date. In no event shall Issuer, Indenture Trustee, the Noteholders of any Series or any Enhancement Provider be liable for the share of the Servicing Fee with respect to any Monthly Period allocable to the Transferor Amount.

Section 2.3    Representations, Warranties and Covenants of Servicer. CCB, as initial Servicer, hereby makes, and any successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment) the following representations and warranties and covenants to Issuer on which Owner Trustee has relied in accepting the Receivables in trust, Owner Trustee has relied in executing the Notes and Indenture Trustee has relied in authenticating Notes:

(a)    Organization and Good Standing. Servicer is a Utah industrial bank (or with respect to such Successor Servicer, such other corporate entity as may be applicable) duly organized, validly existing and in good standing under the laws of the State of Utah, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

(b)    Due Qualification. Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Noteholders.

(c)    Due Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by Servicer by all necessary corporate action on the part of Servicer.

(d)    Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of Servicer, enforceable against Servicer in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws now or hereafter in effect (or with respect to such Successor Servicer, such other corporate entity as may be applicable) and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e)    No Violation. The execution and delivery of this Agreement by Servicer, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof applicable to Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Servicer is a party or by which it or any of its properties are bound.

(f)    No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Servicer, threatened against Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, or seeking any determination or ruling that, in the reasonable judgment of Servicer, would materially and adversely affect the performance by Servicer of its obligations under this Agreement and the other Transaction Documents, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the other Transaction Documents.

(g)    Compliance with Requirements of Law. Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, will maintain in effect all qualifications required under Requirements of Law in order to properly service the Receivables and the related Accounts and will comply in all material respects with all other Requirements of Law in connection with servicing the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the interests of the Noteholders.

(h)    No Rescission or Cancellation. Servicer shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Account Guidelines. Servicer shall reflect any such rescission or cancellation in its computer file of revolving credit card accounts. In addition, Servicer may waive the accrual and/or payment of certain Finance Charge Receivables in respect of certain past due Accounts, the Obligors of which have enrolled with a consumer credit counseling service, and the Receivables in such Accounts shall not fail to be Eligible Receivables solely as a result of such waiver.

(i)    Protection of Holders’ Rights. Servicer shall take no action which, nor omit to take any action the omission of which, would materially impair the rights of Holders in any Receivable or Account, nor shall it, except in the ordinary course of its business and in accordance with the Account Guidelines, reschedule, revise or defer Collections due on the Receivables.

(j)    Receivables Not to Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, Servicer will take no action to cause any Receivable to be evidenced by any instrument, other than an instrument that, taken together with one or more other writings, constitutes chattel paper and, if any Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be reassigned or assigned to Servicer as provided in this Section.

(k)    All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by Servicer of this Agreement, the performance by Servicer of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment by Servicer of the terms hereof and thereof have been obtained; provided that Servicer makes no representation or warranty as to state securities or “blue sky” laws.

(l)    Maintenance of Records and Books of Account. Servicer shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable for the collection of all the Receivables. Such documents, books and computer records shall reflect all facts giving rise to the Receivables, all payments and credits with respect thereto, and, to the extent required in order to facilitate the Transferor complying with Section 2.1 of the Transfer Agreement, such documents, books and computer records shall indicate the interests of Issuer in the Receivables.

(m)    [Reserved].

(n)    Servicer Discovery of Breach of Transferor Representations and Warranties. Subject to Sections 2.3 and 2.4 of the Transfer Agreement, upon discovery by Servicer of a breach of any of the representations and warranties of Transferor set forth in such Sections, Servicer shall give prompt written notice to Transferor, Owner Trustee and each Enhancement Provider, if any, entitled thereto pursuant to the relevant Indenture Supplement.

If any of the representations, warranties or covenants of Servicer contained in paragraph (g), (h), (i) or (j) of this Section 2.3 with respect to any Receivable or the related Account is breached, and as a result of such breach Issuer’s rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are materially impaired or such proceeds are not available for any reason to Issuer free and clear of any Lien, then no later than the expiration of 60 days from the earlier to occur of the discovery of such event by Servicer, or receipt by Servicer of notice of such event given by Indenture Trustee, all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to Servicer as set forth below; provided that such Receivables will not be reassigned or assigned to Servicer if, on any day prior to the end of such 60-day, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) Servicer shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which such breach was cured.

Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds prior to the next succeeding Business Day in an amount equal to the amount of such Receivables, which deposit shall be considered a Collection with respect to such Receivables and shall be applied in accordance with Article VIII of the Indenture and each Indenture Supplement.

Upon each such assignment to Servicer, Issuer shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Servicer, without recourse, representation or warranty all right, title and interest of Issuer in and to such Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of Servicer to accept assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Issuer, Owner Trustee, Holders (or Indenture Trustee on behalf of the Noteholders) or any Enhancement Provider.

Section 2.4    Reports and Records for Indenture Trustee.

(a)    Daily Reports. On the second Business Day immediately following each Date of Processing, Servicer shall prepare and make available at the office of Servicer for inspection by

Indenture Trustee a report (the “Daily Report”) that shall set forth (i) the aggregate amounts of Collections, Collections with respect to Principal Receivables and Collections with respect to Finance Charge Receivables processed by Servicer on such Date of Processing, (ii) the aggregate amount of Defaulted Receivables for such Date of Processing, and (iii) the aggregate amount of Principal Receivables in the Receivables Trust as of such Date of Processing.

(b)    Monthly Servicer’s Certificate. Unless otherwise stated in any Indenture Supplement as to the related Series, on each Determination Date, Servicer shall forward to Indenture Trustee, the Paying Agent, each Rating Agency and each Enhancement Provider, if any, a certificate of a Servicing Officer setting forth (i) the aggregate amounts for the preceding Monthly Period with respect to each of the items specified in clause (i) of Section 2.4(a), (ii) the aggregate Defaulted Receivables for the preceding Monthly Period, (iii) the aggregate amount of Receivables and the balance on deposit in the Collection Account (or any subaccount thereof) or any Series Account applicable to any Series then outstanding with respect to Collections processed as of the end of the last day of the preceding Monthly Period, (iv) the aggregate amount of adjustments from the preceding Monthly Period, (v) the aggregate amount, if any, of withdrawals, drawings or payments under any Enhancement with respect to each Series required to be made with respect to the previous Monthly Period, (vi) the sum of all amounts payable to the Noteholders on the succeeding Distribution Date in respect of interest and principal payable with respect to the Notes and (vii) such other amounts, calculations, and/or information as may be required by any relevant Indenture Supplement.

(c)    Transferred Accounts. Servicer covenants and agrees hereby to deliver to Indenture Trustee, after the Automatic Addition Termination Date or any Automatic Addition Suspension Date (but in the latter case, prior to a Restart Date) within a reasonable time period after any Transferred Account is created, but in any event not later than 15 days after the end of the month within which the Transferred Account is created, a notice specifying the new Account Number for any Transferred Account.

Section 2.5    [Reserved].

Section 2.6    Tax Treatment. Transferor has structured this Agreement and the Notes to facilitate a secured, credit-enhanced financing on favorable terms with the intention that the Notes will constitute indebtedness of Transferor for federal income and state and local income and franchise tax purposes; and Transferor and each Noteholder by acceptance of its Note (and each Note Owner, by its acceptance of an interest in the applicable Note) agrees to recognize and report the Notes as indebtedness of Transferor for purposes of federal, state and local income and franchise taxes and any other tax imposed on or measured by gross or net income, and to report all receipts and payments relating thereto in a manner that is consistent with such characterization.

Section 2.7    Notices to Transferor. If CCB is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 4.3 shall deliver or make available to Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 2.4(b), and 2.10.

Section 2.8    Adjustments.

(a)    If Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge, or billing error to an accountholder, or because such Receivable was created in respect of merchandise which was refused or returned by an accountholder, or if Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Amount or the Allocation

Percentages applicable to any Series will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Amount and the Allocation Percentages applicable to any Series will be reduced by the amount of any Principal Receivable with respect to which the covenant of Transferor contained in Section 2.5(b) of the Transfer Agreement has been breached. Any adjustment required pursuant to the preceding sentence shall be made on the first Business Day after the Date of Processing for the event giving rise to such adjustment.

(b)    If (i) Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by Servicer in the form of a check which is not honored for any reason or (ii) Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, any adjustments made pursuant to this paragraph will be reflected in a current report but will not change any amount of Collections previously reported pursuant to Section 2.4(b).

Section 2.9    Reporting Requirements. Servicer hereby agrees that, from and after the Effective Date and until the date on which the outstanding balances of all Receivables have been reduced to zero, it shall deliver or cause to be delivered financial statements, notices, and other information at the times, to the Persons and in a manner set forth in Schedule 2.9.

Section 2.10    Annual Officer’s Certificate and Assessment of Compliance. Servicer shall deliver to Issuer, on or before the ninetieth (90th) day following the end of each fiscal year of Issuer (beginning with the end of fiscal year 2023), an Officer’s Certificate of Servicer, substantially in the form of Exhibit A, providing such information as is required under Item 1123 of Regulation AB under the Securities Act and the Exchange Act (if applicable).

Section 2.11    [Reserved].

Section 2.12    Compliance with the FDIC Rule. Servicer agrees to perform and satisfy all covenants and other agreements set forth in Schedule 2.12.

ARTICLE III

OTHER MATTERS RELATING TO SERVICER

Section 3.1    Liability of Servicer. Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Servicer in such capacity herein.

Section 3.2    Merger or Consolidation of, or Assumption of the Obligations of, Servicer.

(a)    Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i)    the Person formed by such consolidation or into which Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of Servicer substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or the District of Columbia and, if Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to Owner Trustee in form satisfactory to Owner Trustee, the performance of every covenant and obligation of Servicer hereunder;

(ii)    Servicer has delivered to Indenture Trustee (A) an Officer’s Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(iii)    either (x) the entity formed by such consolidation or into which Servicer is merged or the Person which acquired by conveyance or transfer the properties and assets of Servicer substantially as an entirety shall be an Eligible Servicer (taking into account, in making such determination, the experience and operations of the predecessor Servicer) or (y) upon the effectiveness of such consolidation, merger, conveyance or transfer, a Successor Servicer shall have assumed the obligations of Servicer in accordance with this Agreement;

(b)    This Section 3.2 shall not be construed to prohibit or in any way limit Servicer’s ability to effectuate any consolidation or merger pursuant to which Servicer would be the surviving entity.

(c)    Servicer shall notify each Rating Agency promptly after any consolidation, merger, conveyance or transfer effected pursuant to this Section 3.2.

Section 3.3    Limitation on Liability of Servicer and Others. Except as provided in Section 3.4 with respect to Issuer and Owner Trustee and Section 6.7 of the Indenture with respect to Indenture Trustee, neither Servicer nor any of the directors, officers, employees or agents of Servicer in its capacity as Servicer shall be under any liability to Issuer, Owner Trustee, Indenture Trustee, the Holders, any Enhancement Providers or any other person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided that this provision shall not protect Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Servicer and any director, officer, employee or agent of Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than Servicer) respecting any matters arising hereunder. Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Holders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Holders hereunder.

Section 3.4    Indemnification of Issuer and Owner Trustee. Servicer shall indemnify and hold harmless Issuer and Owner Trustee and their respective officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury (i) suffered or sustained by reason of any acts or omissions of Servicer with respect to Issuer pursuant to this Agreement, and (ii) arising from or incurred in connection with Owner Trustee’s administration of Issuer and the performance of its duties hereunder or under the Indenture or Indenture

Supplements or any transaction or document contemplated in connection herewith or therewith including any judgment, award, settlement, reasonable attorneys’ fees and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Issuer or Owner Trustee of any indemnification or other obligation of the Servicer or any other Person) and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided that (a) Servicer shall not indemnify Owner Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, gross negligence, or willful misconduct by Owner Trustee, (b) Servicer shall not indemnify Issuer, the Noteholders or the Note Owners for any liabilities, costs or expenses of Issuer with respect to any action taken by Owner Trustee at the request of the Noteholders, (c) Servicer shall not indemnify Issuer, the Noteholders or the Note Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses with respect to market or investment risks associated with ownership of the Notes or losses incurred as a result of Defaulted Receivables and (d) Servicer shall not indemnify Issuer, the Noteholders or the Note Owners for any liabilities, costs or expenses of Issuer, the Noteholders or the Note Owners arising under any tax law, including any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by Issuer, the Noteholders or the Note Owners in connection herewith to any taxing authority. Indemnification pursuant to this Section shall not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an indemnitee subject to the limitations hereof. This Section 3.4 shall survive the termination of this Agreement and the earlier removal or resignation of Owner Trustee.

Servicer shall indemnify Indenture Trustee as provided in Section 6.7 of the Indenture.

Section 3.5    Servicer Not to Resign. Servicer shall not resign from the obligations and duties hereby imposed on it except (x) upon the determination that (i) the performance of its duties hereunder is no longer permissible under Requirements of Law (other than the charter and by-laws of Servicer) and (ii) there is no reasonable action which Servicer could take to make the performance of its duties hereunder permissible under such Requirements of Law, (y) as may be required, in connection with Servicer’s consolidation with, or merger into any other corporation or Servicer’s conveyance or transfer of its properties and assets substantially as an entirety to any person in each case, in accordance with Section 3.2, or (z) it finds a replacement Servicer that is an Eligible Servicer. Any determination permitting the resignation of Servicer pursuant to clause (x) above shall be evidenced by an Opinion of Counsel to such effect delivered to Indenture Trustee. No resignation shall become effective until Indenture Trustee or an Affiliate thereof or a Successor Servicer shall have assumed the responsibilities and obligations of Servicer in accordance with Section 4.3. If within 120 days of the date of the determination that Servicer may no longer act as Servicer, and if Indenture Trustee is unable to appoint a Successor Servicer, Indenture Trustee or an Affiliate thereof shall serve as Successor Servicer. Notwithstanding the foregoing, Indenture Trustee shall, if it or an Affiliate thereof is unwilling or legally unable to so act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card accounts as the Successor Servicer hereunder. Indenture Trustee shall give prompt notice to each Rating Agency and each Enhancement Provider, if any, entitled thereto under the applicable Indenture Supplement upon the appointment of a Successor Servicer.

Section 3.6    Access to Certain Documentation and Information Regarding the Receivables. Servicer shall provide to Indenture Trustee access to the documentation regarding the Accounts and the Receivables in such cases where Indenture Trustee is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to Servicer’s normal security and confidentiality procedures and (iv) at offices designated by Servicer. Nothing in this Section 3.6 shall derogate from the obligation of each Account Originator, Transferor, Indenture Trustee and Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of Servicer to provide access as provided in this Section 3.6 as a result of such obligation shall not constitute a breach of this Section 3.6.

Section 3.7    Delegation of Duties. In the ordinary course of business, Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Account Guidelines and this Agreement. Any such delegations shall not relieve Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 3.5, and Servicer shall remain jointly and severally liable with such Person for any amounts which would otherwise be payable pursuant to this Article III as if Servicer had performed such duty; provided that in the case of any significant delegation to a Person other than an Affiliate of CCB, at least 30 days’ prior written notice shall be given to Indenture Trustee and each Rating Agency of such delegation to any entity that is not an Affiliate of Servicer.

ARTICLE IV

SERVICER DEFAULTS

Section 4.1    Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a)    any failure by Servicer to make any payment, transfer or deposit or to give instructions or notice to Indenture Trustee on or before the date occurring five Business Days after the date such payment, transfer, deposit, or such instruction or notice is required to be made or given by Servicer, as the case may be, under the terms of this Agreement, the Indenture or any Indenture Supplement; or

(b)    failure on the part of Servicer duly to observe or perform in any material respect any other covenants or agreements of Servicer set forth in this Agreement which has a material adverse effect on the Noteholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement), which continues unremedied for a period of 60 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to Servicer by Indenture Trustee, or to Servicer and Indenture Trustee by the Noteholders holding not less than 25% of the Outstanding Amount (or, with respect to any failure that does not relate to all Series, 25% of the aggregate outstanding principal amount of all Series to which such failure relates); or Servicer shall delegate its duties under this Agreement except as permitted by Section 3.2 or 3.7, a Responsible Officer of Indenture Trustee has actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to Servicer by Indenture Trustee, or to Servicer and Indenture Trustee by Noteholders holding not less than 25% of the Outstanding Amount; or

(c)    any representation, warranty or certification made by Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Noteholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Indenture Trustee, or to Servicer and Indenture Trustee by the Noteholders holding not less than 25% of the Outstanding Amount (or, with respect to any such representation, warranty or certification that does not relate to all Series, 25% of the aggregate outstanding principal amount of all Series to which such representation, warranty or certification relates);

(d)    Servicer shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Servicer in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs and, if instituted against Servicer, any such proceeding shall continue undismissed or unstayed and in effect, for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur; or the commencement by Servicer, of a voluntary case under any Debtor Relief Law, or such Person’s consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or such Person or any Subsidiary of such Person shall have taken any corporate action in furtherance of any of the foregoing actions; or

(e)    with respect to any Series, any other event specified in the Indenture Supplement for such Series,

then, in the event of any Servicer Default, so long as Servicer Default shall not have been remedied, either Indenture Trustee or Noteholders holding more than 50% of the Outstanding Amount, by notice given to Servicer (and to Indenture Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Indenture Supplement if given by the Noteholders) (a “Termination Notice”), may terminate all but not less than all the rights and obligations of Servicer, as Servicer, under this Agreement and in and to the Receivables and the proceeds thereof. Upon the occurrence of a Servicer Default, the Indenture Trustee shall promptly notify each Rating Agency of such Servicer Default.

After termination of the Servicer’s responsibilities under this Agreement pursuant to Section 4.1 or 4.2, and on the date that a Successor Servicer shall have been appointed by Indenture Trustee pursuant to Section 4.3, all authority and power of Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a “Service Transfer”); and, without limitation, Indenture Trustee is hereby authorized and empowered (upon the failure of Servicer to cooperate) to execute and deliver, on behalf of Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. Servicer agrees to cooperate with Indenture Trustee and the Successor Servicer in effecting the termination of the responsibilities and rights of Servicer to conduct servicing hereunder including the transfer to the Successor Servicer of all authority of Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by Servicer for deposit, or which have been deposited by Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds. Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 4.1 shall require Servicer to disclose to the Successor Servicer information of any kind which Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as Servicer shall deem appropriate to protect its interests.

Notwithstanding the foregoing, any delay in or failure of performance under Section 4.1(a) for a period of five Business Days or under Section 4.1(b) or (c) for a period of 60 days (in addition to any period provided in Section 4.1(a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve Servicer from the obligation to use its best efforts to perform its obligations in a timely manner in accordance with this Agreement and Servicer shall provide Indenture Trustee, each Rating Agency, any Enhancement Provider entitled thereto pursuant to the relevant Indenture Supplement and Transferor with an Officer’s Certificate giving immediate notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Section 4.2    Resignation of Servicer. Servicer may resign in the circumstances set forth in clause (a) or (b) of this Section 4.2.

(a)    Servicer may resign from its obligations and duties hereunder upon the written consent of Issuer if it finds a replacement servicer that is an Eligible Servicer. Servicer shall promptly notify Issuer of any resignation pursuant to this Section 4.2. No such resignation shall become effective until (i) the Rating Agency Condition shall have been satisfied and (ii) the replacement servicer shall have obtained Issuer’s approval and appointment pursuant to Section 4.3.

(b)    Without limitation of clause (a), Servicer may resign from the obligations and duties hereby imposed on it upon its determination that (i) the performance of its duties hereunder has become impermissible under applicable law, and (ii) there is no commercially reasonable action which Servicer could take to make the performance of its duties hereunder permissible under applicable law. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of Servicer in accordance with Section 4.3.

Section 4.3    Indenture Trustee to Act; Appointment of Successor. i) In the event of the resignation or termination of the Servicer pursuant to Section 4.1 or 4.2, Servicer shall continue to perform all servicing functions under this Agreement until the date of effectiveness of the Servicer’s resignation pursuant to Section 4.2 or the date specified in the Termination Notice, as applicable, as otherwise specified by Indenture Trustee or until a date mutually agreed upon by Servicer and Indenture Trustee. Issuer shall promptly notify Indenture Trustee of any resignation of the Servicer pursuant to Section 4.2 and Indenture Trustee shall, as promptly as possible after receipt of such notice of resignation, or the giving of a Termination Notice, as applicable, appoint an Eligible Servicer as a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to Indenture Trustee. If a Successor Servicer has not been appointed or has not accepted its appointment at the time when Servicer ceases to act as Servicer, Indenture Trustee without further action shall automatically be appointed the Successor Servicer. Indenture Trustee may delegate any of its servicing obligations to an Affiliate of Indenture Trustee or agent in accordance with Section 2.1(b) and 3.7. Notwithstanding the foregoing, Indenture Trustee shall, if it is unwilling or legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card receivables as the Successor Servicer hereunder. Indenture Trustee shall give prompt notice to each Rating Agency and each

Enhancement Provider, if any, entitled thereto pursuant to the applicable Indenture Supplement upon the appointment of a Successor Servicer.

(b)    Upon its appointment, the Successor Servicer shall be the successor in all respects to Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities (except for liabilities arising during the period of time when the prior Servicer was performing and acting as Servicer) relating thereto placed on Servicer by the terms and provisions hereof, and all references in this Agreement to Servicer shall be deemed to refer to the Successor Servicer.

(c)    In connection with any termination of the Servicer’s responsibilities under this Agreement pursuant to Section 4.1 or 4.2, Indenture Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer. Any successor Servicer shall be entitled to compensation equal to the greater of (a) the aggregate Servicing Fees for all Series or (b) the lowest of the servicing fee bids obtained by Indenture Trustee from third-party servicers selected by Indenture Trustee; provided that the Indenture Trustee shall use its best efforts to obtain bids from not less than three third-party servicers if the servicing compensation shall be greater than the aggregate Servicing Fees for all Series; and provided, however, that the Holder of the Transferor Interest shall be responsible for payment of the portion of such compensation of the Successor Servicer allocable to the Holder of the Transferor Interest, including any portion thereof in excess of the aggregate Servicing Fees for all Series. Each Holder of the Transferor Interest agrees that, if CCB (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that Transferor is entitled to receive pursuant to this Agreement or any Indenture Supplement shall be reduced by an amount sufficient to pay Transferor’s share (determined by reference to the Indenture Supplements with respect to any outstanding Series) of the compensation of the Successor Servicer and, without duplication, any compensation of the Successor Servicer in excess of the initial aggregate Servicing Fees for all Series.

(d)    All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of Issuer pursuant to the Trust Agreement and shall pass to and be vested in Transferor and, Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to Transferor in such electronic form as Transferor may reasonably request and shall transfer all other records, correspondence and documents to Transferor in the manner and at such times as Transferor shall reasonably request. To the extent that compliance with this Section 4.3 shall require the Successor Servicer to disclose to Transferor information of any kind which the Successor Servicer deems to be confidential, Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

Section 4.4    Notification to Noteholders. Within two Business Days after Servicer becomes aware of any Servicer Default, Servicer shall give notice thereof to Indenture Trustee, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Indenture Supplement and Indenture Trustee shall give notice to the Noteholders at their respective addresses appearing in the Note Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article IV, Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

ARTICLE V

TERMINATION

Section 5.1    Termination of Agreement. This Agreement and the respective obligations and responsibilities of Issuer, Transferor and Servicer under this Agreement shall terminate, except with respect to the duties described in Section 3.4, on the Trust Termination Date.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1    Amendment; Waiver of Past Defaults.

(a)    This Agreement may be amended, modified or altered and any provision of this Agreement may be waived in writing from time to time by Servicer, Transferor and Issuer, without the consent of any of Indenture Trustee or any Noteholder to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action shall not adversely affect in any material respect the interests of any of the Noteholders. Additionally, this Agreement may be amended, modified or altered for any other purpose and any provision of this Agreement may be waived in writing from time to time by Servicer, Transferor and Issuer by a written instrument signed by each of them, without the consent of Indenture Trustee or any of the Noteholders; provided that (i) Transferor shall have delivered to Indenture Trustee and Owner Trustee an Officer’s Certificate, dated the date of any such action, stating that Transferor reasonably believes that such amendment will not have an Adverse Effect or (ii) the Rating Agency Condition shall have been satisfied with respect to any such action. Additionally, notwithstanding the preceding sentence, this Agreement will be amended by Servicer and Issuer at the direction of Transferor without the consent of Indenture Trustee or any of the Noteholders or Enhancement Providers to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of Issuer to avoid the imposition of state or local income or franchise taxes imposed on Issuer’s property or its income; provided, however, that (A) Transferor delivers to Indenture Trustee and Owner Trustee an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this Section and (B) such amendment does not affect the rights, duties or obligations of Indenture Trustee or Owner Trustee hereunder. The amendments which Transferor may make without the consent of Noteholders or Enhancement Providers pursuant to the preceding sentence may include the addition of a Transferor.

(b)    This Agreement may also be amended, modified or altered and any provision of this Agreement may be waived in writing from time to time by Servicer, Transferor and Issuer, with the consent of the Noteholders holding more than 50% of the Outstanding principal amount of the Notes of each Series affected thereby for which Transferor has not delivered an Officer’s Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating or waiving any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such action shall (i) reduce the interest rate or principal amount of any Note or delay the final maturity date of any Note or the amount available under any Enhancement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder or (iii) reduce the aforesaid percentage required to consent to any such action without the consent of each Noteholder.

(c)    Promptly after the execution of any such amendment or waiver, Issuer shall furnish notification of the substance of such action to Indenture Trustee and each Noteholder, and Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Enhancement Provider.

(d)    It shall not be necessary for the consent of Noteholders under this Section 6.1 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as Indenture Trustee may prescribe.

(e)    Any Indenture Supplement executed in accordance with the provisions of Article X of the Indenture shall not be considered an amendment of this Agreement for the purposes of this Section 6.1.

(f)    Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects Owner Trustee’s rights, duties or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

Section 6.2    Protection of Right, Title and Interest to Issuer.

(a)    Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering Indenture Trustee’s and Issuer’s right, title and interest in the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve, perfect and protect the right, title and interest of Indenture Trustee, Noteholders and Issuer hereunder to all property comprising the Trust Assets. Transferor shall deliver to Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Transferor shall cooperate fully with Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b)    Each of Transferor and Servicer shall at all times be organized under the laws of a jurisdiction located within the United States.

Section 6.3    GOVERNING LAW; Waiver of Jury Trial.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)    Each of the parties hereto hereby irrevocably and unconditionally, to the extent permitted by applicable law, irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

Section 6.4    Notices; Payments.

(a)    All Notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of Transferor, to Comenity Capital Credit Company, LLC, 12921 South Vista Station Blvd., Suite 400, Draper, Utah 84020, Attention: President, (ii) in the case of Servicer, Comenity Capital Bank, 12921 South Vista Station Blvd., Suite 400, Draper, Utah 84020, Attention: President, (iii) in the case of Issuer or Owner Trustee, to the Corporate Trust Office, Attn: Institutional Trust Services, with a copy to the Administrator, (iv) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Indenture Supplement relating to such Series, and (v) to any other Person as specified in the Indenture or any Indenture Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

(b)    Any Notice required or permitted to be given to a Holder of Registered Notes shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such Notice.

Section 6.5    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions of this Agreement or of the Notes or the rights of the Noteholders.

Section 6.6    Further Assurances. Transferor and Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Owner Trustee and Indenture Trustee more fully to effect the purposes of this Agreement, including the authorization of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

Section 6.7    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Owner Trustee, Indenture Trustee or the Noteholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 6.8    Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

Section 6.9    Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, Owner Trustee, Indenture Trustee, the Noteholders, and any Enhancement Provider. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 6.10    Actions by Noteholders.

(a)    Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Noteholders, such action or Notice may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

(b)    Any Notice, request, authorization, direction, consent, waiver or other act by the Noteholder shall bind such Holder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by Issuer, Owner Trustee, Transferor or Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 6.11    Rule 144A Information. For so long as any of the Notes of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of Transferor, Owner Trustee, Indenture Trustee, Servicer and any Enhancement Provider agree to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 6.12    Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 6.13    No Bankruptcy Petition. Each of Issuer (with respect to Transferor only), Servicer, each Enhancement Provider, if any, and each Holder of a Supplemental Interest and Transferor (with respect to Issuer only) severally and not jointly, hereby covenants and agrees that it will not at any time institute against, solicit or join or cooperate with or encourage any institution against Issuer or Transferor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any United States federal or state bankruptcy or similar law. Nothing in this Section 6.13 shall preclude, or be deemed to estop, any of the foregoing Persons from taking (to the extent such action is otherwise permitted to be taken by such Person hereunder) or omitting to take any action prior to such date in (i) any case or proceeding with respect to Issuer or Transferor voluntarily filed or commenced by or on behalf of Issuer or Transferor, respectively, under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to Issuer or Transferor, as applicable under or pursuant to any such law, which involuntary use was not commenced by any of the foregoing Persons.

Section 6.14    Rights of Indenture Trustee. Indenture Trustee shall have herein the same rights, protections, indemnities and immunities as specified in the Indenture.

Section 6.15    Rights of Owner Trustee. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, covenants undertakings and agreements by BNY Mellon Trust of Delaware, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto (d) BNY Mellon Trust of Delaware has made no investigation as to the accuracy or completeness of any representations or warranties made by the Owner Trustee or the Issuer in this Agreement and (e) under no circumstances shall BNY Mellon Trust of Delaware, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer.

IN WITNESS WHEREOF, Transferor, Servicer and Issuer have caused this Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

COMENITY CAPITAL CREDIT COMPANY,
LLC, as Transferor

By: /s/ Michael
Name: Michael Blackham
Title: Treasurer

COMENITY CAPITAL BANK,
as Servicer

By: /s/ Gregory Opincar
Name: Gregory Opincar
Title: Chief Financial Officer

COMENITY CAPITAL ASSET
SECURITIZATION TRUST, Issuer

By: BNY Mellon Trust of Delaware, not in its
individual capacity but solely as Owner
Trustee on behalf of Issuer

By: /s/ Kevin J. Randle
Name: Kevin J. Randle
Title: Vice President

Acknowledged and Accepted:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Indenture Trustee

By: /s/ Mark Esposito
Name: Mark Esposito
Title: Vice President